Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of People’s United Financial, Inc. on Form S-8 File No. 333-173469 of our report dated August 31, 2022, relating to the financial statements of The United Bank 401(K) Plan, appearing in this Transition Report on Form 11-K of The United Bank 401(K) Plan for the transition period from January 1, 2022 to March 7, 2022.

Date: August 31, 2022	by:	/s/ Pue, Chick, Leibowitz & Blezard, LLC
Pue, Chick, Leibowitz & Blezard, LLC
Vernon, Connecticut 06066